                                                                       Exhibit 5

                     Paul, Hastings, Janofsky & Walker LLP
                            555 South Flower Street
                              Twenty-Third Floor
                         Los Angeles, California 90071
                                (213) 683-6000
                           (213) 627-0705 FACSIMILE


                               January 20, 2000


                                                                   11328.00002


Semtech Corporation
652 Mitchell Road
Newbury Park, California 91320

Ladies and Gentlemen:

     We are furnishing this opinion of counsel to Semtech Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 495,403 shares (the "Shares") of its Common Stock, $.01 par value per share.

     We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

     Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Semtech Corporation
January 20, 2000
Page 2


     We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                    Very truly yours,

                                    /s/ Paul, Hastings, Janofsky & Walker LLP